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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-effective Amendment No. 1 to the Registration Statement on Form S-8 No. 333-3826 pertaining to the Preferred Networks, Inc. 1995 Non-Employee Directors' Restricted Stock Award Plan of our report dated April 14, 1997, with respect to the consolidated financial statements and schedule of Preferred Networks, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP
                                                   ---------------------------
                                                   Ernst & Young LLP


Atlanta, Georgia
August 6, 1997